Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is made effective as of _____________________, 2007, by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Corporation”), and ______________________________ (“Executive”).

WHEREAS, Executive has been awarded _______ fully paid and non-assessable shares of the Common Stock of the Corporation, par value $1.00 per share (“Shares of Restricted Stock”), pursuant to the terms and conditions of the Corporation’s 2007 Omnibus Plan (“Plan”) and this Agreement; and

WHEREAS, the Shares of Restricted Stock will be held in an account at Mellon Investor Services, LLC (“Mellon”) for Executive until the shares become transferable and non-forfeitable in accordance with the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Executive hereby agrees to the following terms and conditions:

1.	Transfer of Shares; Custody of Shares of Restricted Stock

The Corporation hereby transfers the Shares of Restricted Stock to Executive subject to the terms and conditions set forth in the Plan and in this Agreement. Effective upon the date of such transfer, Executive will be the holder of record of the Shares of Restricted Stock and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting at which the holders of the Corporation's Common Stock may vote, the right to receive all dividends declared and paid upon such shares and the right to exercise any rights or warrants issued in respect of any such shares), subject only to the terms and conditions set forth in the Plan and in this Agreement. The Shares of Restricted Stock will be held in an account for Executive at Mellon, who will hold the shares in accordance with the terms and conditions set forth in the Plan and in this Agreement.

2.	Restriction Against Transfer

Neither the Shares of Restricted Stock nor any interest in the Shares of Restricted Stock may be sold, assigned, transferred, pledged or hypothecated or otherwise be disposed of or encumbered except at the time(s) and under the circumstances specifically permitted or required by this Agreement including, but not limited to, any pledge of the Shares of Restricted Stock. In the event of any attempt to effect any action in contravention of the next preceding sentence, then, any provision of this Agreement to the contrary notwithstanding, such Shares of Restricted Stock shall thereupon be forfeited to the Corporation.

3.	Forfeiture Condition

Any Shares of Restricted Stock which do not vest pursuant to the provisions of Section 4 below will be forfeited to the Corporation unless the Corporation’s Compensation Committee in its sole discretion determines otherwise, as more fully provided in Section 4 below.

4.	Vesting of Shares of Restricted Stock

(a) Vesting Conditions. If Executive remains in the continuous employ of the Corporation or a Subsidiary of the Corporation through the date(s) indicated in Column I below, the Shares of Restricted Stock will become non-forfeitable (i.e., "vest") to the extent indicated in Column II below:

(I)	(II)
If employment	the % of the Restricted
continues through	then	Shares which vests is

____________, 200__	100%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

Such vesting will occur (to the extent indicated in Column (II) above) at the close of business on the applicable date(s) indicated in Column (I) above. Any Shares of Restricted Stock which are not vested on the date of Executive’s termination of employment will be forfeited to the Corporation, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(b) Effect of Voluntary Termination or Termination for Cause or Suicide. If Executive’s employment with the Corporation and its Subsidiaries is terminated: (i) by Executive voluntarily or (ii) by the Corporation or a Subsidiary for Cause or (iii) by Executive’s death due to suicide before all Shares of Restricted Stock vest pursuant to the provisions of paragraph 4(a) above, then any Shares of Restricted Stock which are not vested at the time of such termination will be forfeited to the Corporation on the date of such termination, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(c) Effect of Death (Other Than by Suicide) or Disability. If Executive’s employment with the Corporation and its Subsidiaries terminates by reason of Executive’s death (other than by suicide) or Disability, then any Shares of Restricted Stock which are not vested at the time of such termination will become vested automatically.

(d) Effect of Retirement or Leave of Absence. If Executive’s employment with the Corporation and its Subsidiaries is terminated by reason of Executive’s Retirement, Executive will receive the Shares of Restricted Stock that are vested on the date of Executive’s Retirement. Any Shares of Restricted Stock which are not vested on the date of Executive’s Retirement will be forfeited to the Corporation, unless the Compensation Committee in its sole and exclusive discretion determines otherwise. A leave of absence which is approved in writing by the Compensation Committee with specific reference to this Agreement will not be considered a termination of Executive’s employment with the Corporation and its subsidiaries for purposes of this Section 4 or any other provision of this Agreement.

(e) No Forfeiture of Vested Shares. Any Restricted Share which vests pursuant to the preceding provisions of this Section 4 will not thereafter be forfeited. As soon as practicable after any Shares of Restricted Stock vest pursuant to the preceding provisions of this Section 4, Mellon will transfer or deliver such shares to Executive free of any restrictions imposed pursuant to the terms and conditions set forth in this Agreement, but not necessarily free of restrictions imposed by applicable securities laws.

5.	Effect of Forfeiture

Any Shares of Restricted Stock which are forfeited to the Corporation pursuant to any provision of this Agreement will be surrendered and such shares will thereupon be canceled. All of Executive’s rights and interests in and to such shares (including the purchase price, if any, paid for such shares) will terminate upon such forfeiture without any payment of consideration by the Corporation, unless otherwise determined by the Committee.

6.	General Provisions

(a) Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Corporation, on Executive and on anyone claiming under or through the Corporation or Executive. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the Shares of Restricted Stock to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of Shares of Restricted Stock, Executive irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

(b) Withholding. The Corporation will have the right to withhold from any payments to be made to Executive (whether under this Agreement or otherwise) any taxes the Corporation determines it is required to withhold with respect to Executive under the laws and regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with this Agreement, including, without limitation, taxes in connection with the transfer of Shares of Restricted Stock or the lapse of restrictions on Shares of Restricted Stock. Failure to submit any such withholding taxes shall be deemed to cause otherwise lapsed restrictions on Shares of Restricted Stock not to lapse.

(c) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Executive’s rights under this Agreement will be exercisable during Executive’s lifetime only by Executive or by Executive’s guardian or legal representative.

(d) Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Executive, Executive’s heirs, devisees and legal representatives. In addition, the terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of Mellon and its successors and assigns.

(e) No Employment Rights. No provision of this Agreement or the Plan will be deemed to confer upon Executive any right to continue in the employ of the Corporation or a Subsidiary or will in any way affect the right of the Corporation or a Subsidiary to dismiss or otherwise terminate Executive’s employment at any time for any reason with or without cause, or will be construed to impose upon the Corporation or a Subsidiary any liability for any forfeiture of Shares of Restricted Stock which may result under this Agreement if Executive’s employment is so terminated.

(f) No Liability for Good Faith Business Acts or Omissions. Executive recognizes and agrees that the Compensation Committee, the Board, or the officers, agents or employees of the Corporation and its Subsidiaries, in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries, may in good faith cause the Corporation or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the Shares of Restricted Stock from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Corporation, a Subsidiary, the Compensation Committee, Board or any officer, agent or employee of the Corporation or a Subsidiary, for any forfeiture of Shares of Restricted Stock that may result, directly or indirectly, from any such action or omission.

(g) Recapitalization. In the event that Executive receives, with respect to Shares of Restricted Stock, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Executive will likewise be held by Mellon and be subject to the terms and conditions set forth in this Agreement and will be included in the term "Shares of Restricted Stock."

(h) Appointment of Agent. By accepting the transfer of Shares of Restricted Stock, Executive irrevocably nominates, constitutes, and appoints Mellon as Executive’s agent for purposes of surrendering or transferring the Shares of Restricted Stock to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Executive’s death. In addition, it is intended as a durable power and will survive Executive’s disability.

(i) Legal Representative. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to Executive’s heirs or devises.

(j) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

(k) Plan Governs. The Shares of Restricted Stock are being transferred to Executive pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.

(l) Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.

(m) Amendment; Modification; Waiver. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Executive and by an officer of the Corporation duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

(n) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.

The Corporation has issued the Shares of Restricted Stock in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Executive hereby agrees to the foregoing terms and conditions of the Shares of Restricted Stock.

IN WITNESS WHEREOF, Executive has set Executive’s hand and seal, effective as of the date and year set forth above.

(L.S.)